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                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that Amendment No. 3 to the statement on Schedule 13D with respect to the shares of Common Stock of Northstar Health Services, Inc., dated March 27, 1997, and any further amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date: March 27, 1997                   THOMAS W. ZAUCHA


                                       /s/ Thomas W. Zaucha
                                       Thomas W. Zaucha


Date: March 27, 1997                   COMMONWEALTH ASSOCIATES

                                       By:  Commonwealth Associates Management
                                              Company, Inc., its general partner


                                       By: /s/ Basil Asciutto
                                           Name:  Basil Asciutto
                                           Title: Chief Operating Officer


Date: March 27, 1997                   MICHAEL S. FALK


                                       /s/ Michael S. Falk
                                       Michael S. Falk


Date: March 27, 1997                   JOSEPH F. MICALLEF


                                       /s/ Joseph F. Micallef
                                       Joseph F. Micallef


Date: March 27, 1997                   BASIL J. ASCIUTTO


                                       /s/ Basil J. Asciutto
                                       Basil J. Asciutto